Exhibit 4.3

FORM OF IRREVOCABLE POWER OF ATTORNEY

AND CUSTODY AGREEMENT

by and among

The Shareholders of Towers Watson & Co. party hereto,

American Stock Transfer & Trust Company, LLC

as Custodian,

John J. Haley and Mark V. Mactas

as Attorneys-in-Fact,

and

Towers Watson & Co.

(a Delaware corporation)

Dated as of September 7, 2010

IRREVOCABLE POWER OF ATTORNEY

AND CUSTODY AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Goldman, Sachs & Co.

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned shareholder (the “undersigned”) of Towers Watson & Co., a Delaware corporation (the “Company”), and the other shareholders of the Company electing to participate in the Offering (as defined below) (the undersigned and such other shareholders being hereinafter collectively referred to as the “Selling Shareholders”) may enter into a Purchase Agreement (the “Purchase Agreement”), among the Company, the Selling Shareholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the “Representatives”) of the several underwriters named in Schedule A to the Purchase Agreement (collectively, the “Underwriters”) pursuant to which (i) the Selling Shareholders will sell, acting severally and not jointly, and the Underwriters will purchase, acting severally and not jointly, the respective number of shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) set forth in Schedules A and B to the Purchase Agreement (the “Initial Shares”) and (ii) each Selling Shareholder will grant an option to the Underwriters, acting severally and not jointly, to purchase all or any part of the numbers of additional shares of Class A Common Stock set forth in Schedule B to the Purchase Agreement to cover overallotments, if any (“the Option Shares” and, together with the Initial Shares, the “Shares”). In that regard, it is understood that the Company may not have issued to the undersigned new stock certificates evidencing the conversion of the undersigned’s shares of the Company’s Class B-1 Common Stock, par value $0.01 per share (the “Class B-1 Common Stock”), into Class A Common Stock (the “Conversion”) and that all references herein to the number of shares deposited hereunder shall mean such number of shares after giving effect to the Conversion. It is further understood that at this time there is no commitment on the part of the Underwriters to purchase any Shares and no assurance that an offering of the Shares will take place. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

The undersigned understands that the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-168201) (the “Registration Statement”) in connection with the offering (the “Offering”) of shares of its Class A Common Stock. The undersigned and each of the other Selling Shareholders have elected to sell their respective Shares in the Offering if the Offering is completed. Accordingly, the Offering will be registered under the Securities Act of 1933, as amended (the “1933 Act”), covering the Shares to be sold by each of the Selling Shareholders.

The undersigned, by executing and delivering this Irrevocable Power of Attorney and Custody Agreement (this “Agreement”), confirms the undersigned’s willingness and intent to sell its Shares to the Underwriters pursuant to the Purchase Agreement, if the Purchase Agreement is entered into and the Offering is completed, and agrees, simultaneously with the execution and delivery hereof, to cause the deposit of such Shares with American Stock Transfer & Trust Company, LLC, acting in its capacity as custodian hereunder (solely in such capacity, the “Custodian”), all as hereinafter provided.

The undersigned hereby acknowledges receipt in electronic format of (i) a form of the Purchase Agreement (a copy of which is attached hereto as Exhibit A) (the “Draft Purchase Agreement”), (ii) a form of Lockup Agreement (a copy of which is attached as Exhibit A to the Draft Purchase Agreement) and (iii) the Registration Statement as originally filed and all amendments thereto, including a copy of the Preliminary Prospectus, to be used in connection with the Offering. The undersigned understands that the Purchase Agreement is subject to revision before execution, with such changes as the Attorneys-in-Fact referred to below deem appropriate (including with respect to the number of Shares to be sold), and that the Registration Statement, including the Preliminary Prospectus, has not yet become effective under the 1933 Act and is subject to amendment.

To induce the Underwriters and the Company to enter into the Purchase Agreement and to secure their performance, the undersigned agrees as follows:

1. Appointment of Attorneys-in-Fact; Grant of Authority. For purposes of effecting the sale of the undersigned’s Shares pursuant to the Purchase Agreement, the undersigned irrevocably makes, constitutes and appoints John J. Haley and Mark V. Mactas, and each of them, true and lawful agents and attorneys-in-fact of the undersigned (each, an “Attorney-in-Fact” and, collectively, the “Attorneys-in-Fact”), each with full power and authority, subject to the terms and provisions hereof, to act hereunder, individually, collectively, or through duly appointed successor attorneys-in-fact (it being understood that each Attorney-in-Fact shall have full power to make and substitute any executive officer of the Company in the place and stead of such Attorney-in-Fact (or, in the event of the death, disability or incapacity of any Attorney-in-Fact, any remaining Attorney-in-Fact may appoint a substitute therefor), and the undersigned hereby ratifies and confirms all that each Attorney-in-Fact or successor attorney-in-fact shall do pursuant to this Agreement), in his or their sole discretion (it being understood and agreed that the Attorneys-in-Fact may, unless otherwise specified herein, act individually), all as hereinafter provided, in the name of and for and on behalf of the undersigned, as fully as could the undersigned if present and acting in person, with respect to the following matters in connection with and necessary and incident to the registration and sale of the undersigned’s Shares in the Offering pursuant to the Purchase Agreement:

(a) to authorize and direct the Custodian and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact or any of them to effect the sale, transfer and disposition of any or all of the undersigned’s Shares in the Offering as the Attorneys-in-Fact or any of them may, in their sole discretion, determine, including to direct the Custodian with respect to (i) the Conversion of the undersigned’s Class B-1 Common Stock into Class A Common Stock,

(ii) the transfer on the stock record books of the Company of the Shares in order to effect such sale (including the names in which the Shares are to be issued and the denominations thereof), (iii) the delivery to or for the account of the Underwriters of the Shares with, if necessary, appropriate stock powers or other instruments of transfer duly endorsed or in blank against receipt by the Custodian of the purchase price to be paid therefor, (iv) the payment by the Custodian (which payment may be made out of the proceeds of any sale of Shares by the undersigned to the Underwriters) of the expenses, if any, to be borne by the undersigned pursuant to the Purchase Agreement and such other costs and expenses as are agreed upon by such Attorney-in-Fact to be borne by the undersigned (any expenses incurred on behalf of two or more Selling Shareholders shall be apportioned among them pro rata on the basis of the respective number of Shares to be sold by them pursuant to the Purchase Agreement), (v) the remittance to the undersigned of the balance of the proceeds from any sale of the Shares, and (vi) the return to the undersigned of the number of shares of Class B-1 Common Stock, if any, deposited with the Custodian which are in excess of the number of Shares sold by the undersigned to the Underwriters;

(b) to prepare, execute and deliver the Purchase Agreement on behalf of the undersigned, substantially in the form of the Draft Purchase Agreement, with such insertions, changes, additions or deletions therein as the Attorneys-in-Fact or any of them, in their sole discretion, may determine to be necessary or appropriate (which may include a decrease, but not an increase, in the number of Shares to be sold by the undersigned), and containing such terms as such Attorneys-in-Fact or any of them, shall determine, including the public offering price per share, the purchase price per share to be paid by the Underwriters and provisions concerning the Offering (it being understood that the legal opinions, officers’ certificates, “comfort” letters and other documents to be delivered pursuant to the Purchase Agreement have not, at the date hereof, been negotiated, and it being further understood that the purchase price per share to be paid by the Underwriters for the Shares shall be the same price per share to be paid by the Underwriters to the undersigned pursuant to the Purchase Agreement), the execution and delivery of such Purchase Agreement by any Attorney-in-Fact to be conclusive evidence with respect to his or her approval thereof, including the making of all representations and agreements provided in the Purchase Agreement to be made by, and the exercise of all authority thereunder vested in, the undersigned, and to carry out and comply with each and all of the provisions of the Purchase Agreement;

(c) to take any and all actions that may be necessary or deemed to be advisable by the Attorneys-in-Fact, or any of them, in their sole discretion, with respect to the Registration Statement, including, without limitation, approval of amendments to the Registration Statement or the Prospectus or any preliminary prospectus, the execution, acknowledgment and delivery of any certificates, documents, undertakings, representations, agreements and consents, which may be required by the Commission, appropriate authorities of states or other jurisdictions, the Underwriters or legal counsel or such certificates, documents, undertakings, representations, agreements and consents as may otherwise be necessary or appropriate in connection with the registration of the Shares under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the securities or blue sky laws of the various states and foreign jurisdictions or necessary to facilitate sales of the Shares;

(d) to take or cause to be taken any and all further actions, and to execute and deliver, or cause to be executed and delivered, any and all such certificates, instruments, reports, contracts, orders, receipts, notices, requests, applications, consents, undertakings, powers of attorney, instructions, certificates, letters and other writings, including communications to the Commission, documents, stock certificates and share powers and other instruments of transfer and closing as may be required by the Purchase Agreement or as may otherwise be necessary or deemed to be advisable or desirable by the Attorneys-in-Fact, or any of them, in connection therewith, with such changes or amendments thereto as the Attorneys-in-Fact or any of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof), as may be necessary or deemed to be advisable or desirable by the Attorneys-in-Fact or any of them to effectuate, implement and otherwise carry out the transactions contemplated by the Purchase Agreement and this Agreement, or as may be necessary or deemed to be advisable or desirable by the Attorneys-in-Fact, or any of them, in connection with the registration of the Shares, pursuant to the 1933 Act, the 1934 Act or the securities or blue sky laws of the various states and foreign jurisdictions, the sale of the Shares to the Underwriters or the public offering thereof;

(e) without limiting the foregoing authority, to request on behalf of the undersigned acceleration of the effectiveness of the Registration Statement and advise the Commission of the reason the undersigned is selling the Shares; and

(f) if necessary, to endorse (in blank or otherwise) on behalf of the undersigned any certificate or certificates representing the Shares that may be issued, whether in connection with the Conversion or otherwise, or a stock power or powers attached to such certificate or certificates.

The execution of this Agreement shall not in any manner revoke, in whole or in part, any power of attorney that the undersigned has previously executed.

2. Terms of Sale. The undersigned agrees that, in the event and only in the event the Company has executed and delivered, or has agreed to execute and deliver, the Purchase Agreement, then the Attorneys-in-Fact, or any of them, acting individually shall be irrevocably directed and obligated to:

(a) execute and deliver the Purchase Agreement on behalf of the undersigned at such time that the price to the public, the purchase price to be paid by the Underwriters and the underwriting discount are determined in accordance with the terms and conditions of the Purchase Agreement and as set forth in Section 3 hereof;

(b) authorize and direct the Custodian and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact, or any of them, in their sole discretion, to effect the Conversion of the undersigned’s Class B-1 Common Stock into Class A Common Stock, and the sale, transfer and disposition of the undersigned’s Shares in the Offering and to deliver, or cause to be delivered, the undersigned’s Shares so sold, transferred and disposed of to the Representatives at the Closing Time or any Date of Delivery all in accordance with the terms and conditions of the Purchase Agreement, subject to appropriate instructions from the Company; and

(c) authorize and direct the Custodian to return to the undersigned any of the undersigned’s shares of Class B-1 Common Stock not sold in the Offering.

3. Sole Authority of Attorneys-in-Fact and the Company. The undersigned agrees that each and any Attorney-in-Fact has the sole authority to agree with the Underwriters and the Company (including any pricing or similar committee established by the Board of Directors of the Company) upon the price at which the Shares will be sold to the public, the purchase price to be paid by the Underwriters and the underwriting discount in the Offering. The undersigned further agrees that, prior to the execution of the Purchase Agreement, the Company may withdraw the Registration Statement and terminate the Offering in its sole discretion for any reason whatsoever or for no reason, without any liability to any Selling Shareholder. Following execution of the Purchase Agreement, termination of the Offering by any party will be governed by the terms and conditions of the Purchase Agreement.

4. Irrevocability. The undersigned has conferred and granted the power of attorney and all other authority contained herein for the purpose of completing the Offering and in consideration of the actions of the Company and the Underwriters in connection therewith. Therefore, the undersigned hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the fullest extent not prohibited by law, shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, disability, incapacity, revocation, termination, liquidation, dissolution, bankruptcy, dissolution of marital relationship or insolvency of the undersigned (or if more than one, either or any of them) or any similar event (including, without limiting the foregoing, the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, or the dissolution or liquidation of any corporation, partnership or other entity). If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the Purchase Agreement and/or this Agreement, the Attorneys-in-Fact and the Custodian are nevertheless authorized and directed to complete all of such transactions, including the delivery of the undersigned’s Shares to be sold to the Underwriters, as if such event had not occurred and regardless of notice thereof.

5. Deposit and Delivery of Shares. The undersigned hereby appoints American Stock Transfer & Trust Company, LLC, as Custodian (in such capacity, the “Custodian”) to hold the undersigned’s Class B-1 Common Stock and to convert and deliver or to dispose of them in accordance with the instructions of the Attorneys-in-Fact or any of them as set forth herein, with full power in the name of, and for and on behalf of, the undersigned and:

(a) The undersigned irrevocably authorizes and directs the Custodian to hold the undersigned’s Class B-1 Common Stock and, upon appropriate instructions from the Attorneys-in-Fact, or any of them, (i) to convert the undersigned’s Class B-1 Common Stock into Class A Common Stock, (ii) to deliver, or to instruct the Company’s transfer agent to deliver, to the Underwriters such of the undersigned’s Shares as are to be purchased by the Underwriters under the Purchase Agreement, (iii) to deliver, or cause to be delivered, such Shares in accordance with the instructions of the Representatives at the Closing Time or any Date of Delivery, including, without limitation, by the delivery of such Shares to Cede & Co., or such other nominee as may be designated by The Depository Trust Company (“DTC”) and the subsequent crediting of such Shares on the books of DTC to securities accounts of the Representatives against receipt of payment therefor, (iv) to pay such expenses, including transfer taxes, as the Custodian may be instructed to pay by the Attorneys-in-Fact, or any of them, and (v) to remit to the undersigned the balance, after deducting such expenses referred to in clause (iv), of the amount received by the Custodian as payment for such Shares, subject to appropriate instructions from the Company.

(b) If (i) the Attorneys-in-Fact, or any of them, notify the Custodian that all or any part of the Shares of the undersigned will not be sold (provided that any such notification shall be made no later than 30 days after the date of the Purchase Agreement), the Custodian shall upon receiving the instructions of the Attorneys-in-Fact, or any of them, promptly deliver to the undersigned the corresponding number of Class B-1 Common Stock, or (ii) this Agreement is terminated in accordance with Section 13 hereof, the Custodian shall return, upon receiving the instruction of the Attorneys-in-Fact, or any of them, to the undersigned, the Class B-1 Common Stock deposited hereunder, but only after having received payment of the undersigned’s proportionate part of any expenses to be paid or borne by the Selling Stockholders.

(c) The undersigned hereby authorizes and directs the Attorneys-in-Fact and the Custodian to issue appropriate receipts to the Underwriters in the name of the undersigned as payee. If any Shares are sold pursuant to the Purchase Agreement, then the undersigned also authorizes and directs the Attorneys-in-Fact and the Custodian to acknowledge on behalf of the undersigned receipt of the Shares by the Underwriters.

(d) The undersigned authorizes the Custodian to determine, in the Custodian’s sole and absolute discretion, whether and the time and times when, the purpose for, and the manner in which, any power conferred herein to the Custodian shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by the Custodian pursuant hereto.

(e) The undersigned authorizes and directs the Custodian to do all things and perform all acts pursuant to the terms of this Agreement as the Custodian may in such Custodian’s sole and absolute discretion deem appropriate, including, without limitation, the execution and delivery of all certificates, receipts, instruments, letters of transmittal and other documents and papers required, contemplated by, or deemed by the Custodian appropriate in connection with this Agreement to the Representatives, the Company’s transfer agent or any other person, and the employment of such counsel or other person or firms as the Custodian in its sole and absolute discretion shall deem necessary.

6. The Custodian. The Custodian’s execution of this Agreement shall constitute the acceptance by the Custodian of the agency herein conferred, and shall evidence its agreement to carry out and perform its duties under this Agreement in accordance with the provisions hereof; subject, however, to the following terms and conditions, which all signatories hereto agree shall govern and control the rights, duties and immunities of the Custodian:

(a) The Custodian, in its capacity as Custodian, shall have no duties to the undersigned hereunder except those expressly set forth herein and shall not be liable in such regard except for the performance of such duties as are specifically set out herein, subject to Section 10 hereof. The Custodian shall not be responsible for the performance of the powers of attorney contained herein by any signatory hereto, or for the interpretation of any of the provisions of such powers of attorney. The Custodian shall be entitled to act and rely upon any resolution, certificate, statement, report, request, notice, order, letter, telegram, cablegram, facsimile, instruction or other paper or document respecting this Agreement believed by the Custodian to be genuine and to have been signed by the proper parties, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained; provided, however, that the Custodian shall not be entitled to act on any document or notice with respect to the time of delivery under the Purchase Agreement, or with respect to the non-effectiveness or termination of the Purchase Agreement, or advising that the Purchase Agreement has not been executed and delivered, unless such document or notice shall have been confirmed in writing to the Custodian by the Representatives.

(b) If a controversy arises between two or more of the Selling Shareholders, or between any of the Selling Shareholders and any other person, as to whether or not or to whom the Custodian shall deliver the Shares or any funds held by it, or as to any other matter arising out of or relating hereto or to the property held by the Custodian hereunder or as to the interpretation of this Agreement regarding the duties or obligations of the Custodian hereunder, the Custodian shall not be required to determine the same until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction; provided, however, that the time for appeal for any such final order shall have expired without an appeal having been made. The Custodian shall deliver the property, or any portion thereof, within 15 days after it has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made) in accordance with the terms of the final agreement or order. The Custodian shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy. Notwithstanding the foregoing, if, after the execution of this Agreement, any such controversy shall occur before the completion of the transactions contemplated by the Purchase Agreement and/or this Agreement, the Attorneys-in-Fact and the Custodian are nevertheless authorized and directed to complete all of such transactions, including the delivery of the certificates for the undersigned’s Shares to be sold to the Underwriters, as if such controversy had not occurred and regardless of notice thereof.

7. Representations, Warranties and Agreements. Together with the other Selling Shareholders, the undersigned jointly and severally represents, warrants and agrees that:

(a) All authorizations and consents, including, but not limited to, any releases necessary for the execution and delivery by the undersigned of this Agreement and for the sale and delivery of the undersigned’s Shares to the Underwriters as contemplated hereby and in the Purchase Agreement substantially in the form attached hereto as Exhibit I have been obtained and are in full force and effect; and the undersigned has full right, power and authority to enter into the Purchase Agreement and this Agreement and to sell, transfer and deliver the undersigned’s Shares to the Underwriters as contemplated hereby and in the Purchase Agreement. This Agreement is a valid and binding agreement of the undersigned in accordance with the terms hereof, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’

rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. If the undersigned is acting as a trustee, fiduciary, officer, partner or agent, the undersigned will provide to Drinker Biddle & Reath LLP, counsel for the Selling Shareholders, at nicolas.guzman@dbr.com copies of the appropriate instruments pursuant to which the undersigned is authorized to act hereunder.

(b) The undersigned has read and understands the Draft Purchase Agreement including, without limitation, the representations and warranties of the undersigned contained in Section 1(b) thereof (the “Section 1(b) Representations and Warranties”), and confirms that such representations and the information contained in the undersigned’s responses to any questionnaires (each, a “Questionnaire”) completed by the undersigned in connection with the Offering are (solely with respect to the undersigned and not any other Selling Shareholder) as of the date hereof, and at the date of the Purchase Agreement, at the Closing Time and at the Date of Delivery, if any, will be, true, correct and complete and do not and will not omit any fact necessary to make such information not misleading; the undersigned will promptly, after becoming aware thereof, notify the Attorneys-in-Fact and the Company (i) if any Section 1(b) Representation and Warranty of the undersigned ceases to be true and correct at any time after the date hereof, (ii) if any change in the responses to any Questionnaire should be made as a result of developments occurring after the date hereof and prior to the date of the Purchase Agreement, the Closing Time or the Date of Delivery, as the case may be, or (iii) if any representation and warranty of the undersigned contained in this Agreement is not true and correct; the undersigned authorizes the Attorneys-in-Fact, acting on behalf of the undersigned, to make the Section 1(b) Representations and Warranties; the Attorneys-in-Fact (in such capacity) make no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus or, except as herein expressly provided, for any aspect of the Offering, and the Attorneys-in-Fact shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for an Attorney-in-Fact’s own willful conduct.

(c) The undersigned has reviewed the Registration Statement, including the Preliminary Prospectus included therein, and (i) the undersigned has no knowledge of any material adverse information with regard to the current and prospective operations of the Company or its subsidiaries except as disclosed in such Preliminary Prospectus, (ii) the information contained in such Preliminary Prospectus with respect to the undersigned is true and correct and (iii) to the best of the knowledge and belief of the undersigned, such Preliminary Prospectus does not contain any misstatement of a material fact or omit to state any fact which any prospective purchaser of shares of the Class A Common Stock of the Company might reasonably believe to be material; provided that this clause (c) shall apply only to statements or omissions made in reliance upon and conformity with information relating to the undersigned furnished by or on behalf of the undersigned for use in the Registration Statement or the Preliminary Prospectus.

(d) None of the proceeds received by the undersigned from the sale of the Shares will be paid to a member of the Financial Industry Regulatory Authority (“FINRA”) or any affiliate of such member. The undersigned is not directly or indirectly an affiliate of, or associated with, any member of FINRA.

(e) The undersigned has not taken and will not take, directly or indirectly, any action intended to constitute, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Class A Common Stock; and to assure compliance with Regulation M under the 1934 Act, the undersigned will not make bids for or purchases of, or induce bids for or purchases of, directly or indirectly, any shares of Class A Common Stock until the distribution of all shares being sold in the Offering has been completed; the undersigned has not distributed and will not distribute any prospectus or other offering material in connection with the Offering and sale of the Shares other than the prospectuses filed with the Commission in connection with the Registration Statement.

(f) The undersigned has properly completed and signed an IRS Form W-9, W-8BEN or other similar IRS form, or any substitute form that may be provided by the Custodian, and delivered such form to the Custodian.

(g) The undersigned (if a natural person) has caused his or her spouse to join in and consent to the terms of this Agreement by executing the Consent of Spouse in the form attached hereto as Exhibit B and this reference incorporated herein or, if such Consent of Spouse is unsigned, the undersigned (if a natural person) has no spouse.

(h) Any subsequent power of attorney executed by the undersigned will expressly provide that the execution of such power of attorney will not revoke this Agreement.

The foregoing representations, warranties and agreements (including any representations and warranties of the undersigned that are made in the Purchase Agreement, which are hereby incorporated herein, when and if made, in their entirety, to the same extent as if set forth herein) are for the benefit of and may be relied upon by the Attorneys-in-Fact, the Company, the other Selling Shareholders, the Underwriters, the Custodian and their respective legal counsel. Without limiting the foregoing, the undersigned agrees that Gibson, Dunn & Crutcher LLP, as counsel for the Company, Cleary Gottlieb Steen & Hamilton LLP, as counsel for the Underwriters, and Drinker Biddle & Reath LLP, as counsel for the Selling Shareholders, shall be and hereby are entitled to rely on the foregoing representations, warranties and agreements (including any representations, warranties and agreements of the undersigned that are made in the Purchase Agreement) in rendering their opinions pursuant to the Purchase Agreement.

8. Payment. The undersigned hereby authorizes and directs the Attorneys-in-Fact or any of them to take such action as may be required to provide for the distribution or delivery to the undersigned as promptly as practicable of the undersigned’s portion of the wire transfer of immediately available funds described in Section 2(c) of the Purchase Agreement, which distribution or delivery will constitute all of the proceeds of the Offering owing to the undersigned for his Shares purchased at the Closing Time or on the relevant Date of Delivery. The undersigned agrees that the Custodian may deposit any amounts owing to the undersigned by wire transfer of funds or by deposit pursuant to the instructions delivered to the Custodian in connection herewith. Subject to the provisions of Section 4 of the Purchase Agreement, the undersigned hereby authorizes and directs the Attorneys-in-Fact to pay, or have paid, on behalf of the undersigned all expenses and taxes incident to the sale and delivery of the Shares that may be sold by the undersigned to the Underwriters and the undersigned will advance to the

Attorneys-in-Fact or reimburse them in the full amount of any such expenses, taxes or reimbursements; provided, however, that in connection with the payment by the undersigned of the New York State stock transfer tax, the Attorneys-in-Fact will be required to use their best efforts to obtain a rebate of such tax before seeking reimbursement from the undersigned. It is understood that the Attorneys-in-Fact shall otherwise serve entirely without compensation or other expense to the undersigned.

9. Ownership of Stock. Subject to the terms hereof, until payment of the purchase price for the Shares being sold by the undersigned pursuant to the Purchase Agreement has been made by or for the account of the Underwriters, each of the Selling Shareholders shall remain the owner of all of its respective shares of Class B-1 Common Stock and shall have the right to vote such shares and all other shares of Class A Common Stock, if any, deposited with the Custodian hereunder and to receive all dividends and distributions thereon. However, until such payment in full has been made or until the Purchase Agreement has been terminated, the undersigned agrees that the undersigned will not give, sell, pledge, hypothecate, grant any lien on or security interest in, transfer, deal with or contract with respect to the undersigned’s Shares or any interest therein, except (i) to the Underwriters pursuant to the Purchase Agreement and (ii) to the Custodian as provided herein.

10. Release. Subject to the provisions of Section 12 hereof, the undersigned hereby agrees to release and does release the Attorneys-in-Fact and each of them and the Custodian from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken, including, but not limited to, not executing the Purchase Agreement or not proceeding with the Offering for any reason whatsoever, by the Attorneys-in-Fact or the Custodian pursuant hereto, except for their gross negligence, willful misconduct or bad faith.

11. Waiver. Subject to the provision of Section 12 hereof, the undersigned acknowledges and agrees that, by accepting payment for the Shares purchased by the Underwriters pursuant to the Purchase Agreement, the undersigned forever releases and discharges the Company and its heirs, successors and assigns from any and all claims whatsoever that the undersigned now has, or may have in the future, arising out of, or related to the Shares, except with respect to obligations arising under or out of the Purchase Agreement.

12. Indemnification. (a) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense as and to the extent described in the indemnity agreement of such Selling Shareholder contained in subsection (b) of Section 6 of the Purchase Agreement (except that the references therein to the Underwriters as indemnified parties shall be to the Company), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information (as defined in the Purchase Agreement), or any or preliminary prospectuses or the Prospectus or any amendment or supplement thereto (or any prospectus wrapper) in reliance upon and in conformity with information furnished to the Company by such Selling Shareholder for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or such preliminary prospectuses or Prospectus or any amendment or supplement thereto (or any prospectus wrapper); provided, however, that the liability of such Selling Shareholder under this indemnity agreement shall not exceed the net proceeds received by such Selling Shareholder from the sale of his Shares pursuant to the Purchase Agreement.

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Attorneys-in-Fact and the Custodian, and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement.

(c) The Company agrees to indemnify and hold harmless each Selling Shareholder against any and all loss, liability, claim, damage and expense as and to the extent described in the indemnity agreement of the Company contained in subsection (a) of Section 6 of the Purchase Agreement (except that the references therein to the Underwriters as indemnified parties shall be to the Selling Shareholders), as incurred, and will reimburse such Selling Shareholder for any and all expense whatsoever (including the fees and disbursements of up to one counsel chosen by the Selling Shareholders), reasonably incurred by such Selling Shareholder in investigating, preparing or defending against any such litigation, investigation, proceeding or claim as such expenses are incurred.

(d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 12 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Other Provisions. The provisions of this Section 12 will be in addition to any liability which the Company or any Selling Shareholder may otherwise have, including, but not limited to, Sections 7 and 8 of the Purchase Agreement.

13. Termination. This Agreement shall terminate upon the earliest to occur of (i) the date, if any, on which the Registration Statement is withdrawn from the Commission, (ii) if the Purchase Agreement has not been executed by the parties thereto within 60 days from the date hereof, then, upon notice from the undersigned to the Attorneys-in-Fact on any date that is at least 60 days after the date hereof, and (iii) the date on which the sale of the Shares to be sold in the Offering is consummated and the proceeds have been distributed to the Selling Shareholders, whether or not all the Shares owned by the Selling Shareholders are sold in the Offering, subject, however, to all lawful action done or performed by the Attorneys-in-Fact, or any of them, or the Custodian pursuant hereto prior to the termination of this Agreement. Notwithstanding any such termination, the representations, warranties and covenants of the undersigned contained herein and in the Purchase Agreement and the provisions of Sections 10, 11 and 12 hereof shall survive the sale and delivery of the Shares and the termination of this Agreement and remain in full force and effect. Following any termination of this Agreement, the Attorneys-in-Fact and the Custodian shall have no further responsibilities or liabilities to the undersigned hereunder except to redeliver to the undersigned its Shares not sold in the Offering and to deliver to the undersigned its stock powers described in Section 4 hereof held in custody and to distribute to the undersigned its portion of the net proceeds of the Offering, if any. Notwithstanding the foregoing, the undersigned hereby covenants with the Attorneys-in-Fact and with all other Selling Shareholders that if for any reason the sale of the Shares contemplated hereby shall not be consummated, the undersigned shall pay its proportionate share of all expenses payable by the undersigned hereunder or the Selling Shareholders under the Purchase Agreement.

14. Notices. Any notice required to be given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter, (i) to John J. Haley as Attorney-in-Fact, c/o Towers Watson & Co., 875 Third Avenue, New York, New York 10022, or Mark V. Mactas as Attorney-in-Fact, c/o Towers Watson & Co., 875 Third Avenue, New York, New York 10022, (ii) to the Company at 1500 Market Street Centre Square East Philadelphia, PA 19102, Attention: Neil D. Falis, (iii) to the Custodian at American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219, Attention: General Counsel, and (iv) to the Selling Shareholders at the addresses set forth in the stock records of the Company.

15. Applicable Law. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the substantive laws of the State of New York.

16. Binding Effect. All authority herein conferred or agreed to be conferred shall survive the death, disability or incapacity of the undersigned, and this Agreement shall inure to the benefit of, and shall be binding upon, the Attorneys-in-Fact, the undersigned and the undersigned’s heirs, executors, administrators, successors and assigns. The Custodian, the Underwriters, the Company and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

17. Counterparts. This Agreement may be signed in any number of counterparts, each of which constituting an original but all of which together constituting one instrument.

18. Electronic Signature. This Agreement and any other certificates, documents, undertakings, representations, agreements or consents contemplated hereby or delivered in connection herewith, including, without limitation, the Purchase Agreement, may be executed by an electronic signature or electronic transmission as permitted under applicable law or regulation, and shall be deemed to be written, signed and dated for purposes of execution.

19. Partial Unenforceability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Irrevocable Power of Attorney and Custody Agreement has been entered into as of September 7, 2010.

SELLING SHAREHOLDER

Very truly yours,

(Print Name)

By:
Name:
Title:

[to be signed electronically]

CUSTODIAN

American Stock Transfer & Trust Company, LLC hereby accepts the appointment as Custodian pursuant to the foregoing Irrevocable Power of Attorney and Custody Agreement, and agrees to abide by and act in accordance with the terms of said Agreement.

Dated as of September 7, 2010

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

ATTORNEYS-IN-FACT

John J. Haley hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and Custody Agreement, and agrees to abide by and act in accordance with the terms of said Agreement.

Dated as of September 7, 2010
Name: John J. Haley

Mark V. Mactas hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and Custody Agreement, and agrees to abide by and act in accordance with the terms of said Agreement.

Dated as of September 7, 2010
Name: Mark V. Mactas

TOWERS WATSON & CO.

This Irrevocable Power of Attorney and Custody Agreement has been entered into as of September 7, 2010.

TOWERS WATSON & CO.

By:
Name:
Title:

EXHIBIT A

FORM OF PURCHASE AGREEMENT

EXHIBIT B

CONSENT OF SPOUSE

I confirm that I am the spouse or another person who has a community property or similar interest in the Class B-1 Common Stock of the Selling Stockholder, I confirm that I have read and understood the terms of the Irrevocable Power of Attorney and Custody Agreement and I consent to the terms thereof, including the sale of the shares of Class B-1 Common Stock.

Dated as of September 7, 2010

(Signature of Spouse)

[to be signed electronically]

DO NOT DETACH THIS PAGE FROM AGREEMENT.

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